Greenberg Traurig, LLP | Attorneys at Law 10845 Griffith Peak Drive | Suite 600 | Las Vegas, Nevada 89135 | T +1 702.792.3773 | F +1 702.792.9002 www.gtlaw.com May 10, 2021 Allegiant Travel Company 1201 N. Town Center Drive Las Vegas, Nevada 89144 Re: Shelf Registration Statement on Form S-3 (File No. 333-227737) Ladies and Gentlemen: We have acted as special Nevada counsel to Allegiant Travel Company, a Nevada corporation (the “Company”), in connection with the issuance and sale by the Company of up to 1,552,500 shares, including such shares as may be necessary to cover any purchase option of the Underwriters (as defined below) (together, the “Shares”) of its common stock, par value $0.001 per share, pursuant to (i) the Registration Statement on Form S-3 (File No. 333-227737) (the “Shelf Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on October 5, 2018 under the Securities Act of 1933, as amended (the “Securities Act”), which became effective upon filing, and (ii) the Company’s prospectus supplement relating to the Shares filed by the Company with the Commission on May 7, 2021 pursuant to Rule 424(b)(5) under the Securities Act (the “Prospectus”). All of the Shares are to be issued and sold by the Company as described in the Shelf Registration Statement and the Prospectus. With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, of the following (collectively, the “Documents”): A. The Articles of Incorporation of the Company, as amended, as filed with the Secretary of State of the State of Nevada (the “Charter”); B. The Bylaws of the Company, as amended; C. The Shelf Registration Statement; D. The Prospectus; E. The Underwriting Agreement, dated May 5, 2021 (the “Underwriting Agreement”), by and between the Company and the several underwriters named in Schedule I thereto (the “Underwriters”), for whom Barclays Capital Inc. and Morgan Stanley & Co. LLC are acting as representatives;

Allegiant Travel Company May 10, 2021 Page 2 Greenberg Traurig, LLP | Attorneys at Law www.gtlaw.com F. The resolutions of the board of directors of the Company relating to the filing of the Shelf Registration Statement and the Prospectus and the transactions in connection therewith and authorizing the issuance and sale of the Shares; and G. Such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein. In rendering the opinions set forth below, we have assumed without investigation the following: (i) the genuineness of all signatures and the authenticity of all Documents submitted to us as originals, the conformity to authentic original documents of all Documents submitted to us as copies and the veracity of the Documents; (ii) each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so; (iii) each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory; and (iv) the obligations of each party set forth in the Documents are valid and binding obligations of such party and are enforceable against such party in accordance with all stated terms. As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments. Based solely upon and subject to the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that the Shares have been duly authorized for issuance by the Company and, when issued and sold by the Company against payment therefor in the manner and under the terms described in the Shelf Registration Statement, the Prospectus and the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable. This opinion letter is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur. We do not express any opinion herein concerning any law other than the laws of the State of Nevada and the federal laws of the United States.

Greenberg Traurig, LLP | Attorneys at Law www.gtlaw.com Allegiant Travel Company May 10, 2021 Page 3 We hereby consent to the filing of this opinion letter as an exhibit to the Current Report on Form 8-K relating to the issuance of the Shares, which is incorporated by reference in the Shelf Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus constituting a part of the Shelf Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. Very truly yours, Greenberg Traurig, LLP